UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
July 10, 2007

Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 Pinelawn Road
Melville, NY 11747

(Address of principal executive offices)
(631) 962-2000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
     On July 10, 2007, OSI Pharmaceuticals, Inc. (“OSI”) announced that its 2.0% Convertible Senior Notes due 2025 (the “Notes”) are now convertible at the option of the holders and will remain convertible through September 30, 2007, the last trading day of the current fiscal quarter, as provided for in the Indenture governing the Notes. A copy of OSI’s press release, dated July 10, 2007, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A notice setting forth the procedures for converting the Notes has been provided to the holders of the Notes in accordance with the terms of the Indenture and is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
     On July 11, 2007, Genentech, Inc., OSI’s partner for the distribution and sale in the United States of its oncology drug, Tarceva® (erlotinib), announced that the U.S. net sales for Tarceva for the quarter ended June 30, 2007 were approximately $102 million. OSI also announced that this quarter’s reported U.S. net sales reflect an approximate $9 million reserve adjustment due to unusually high product returns related to expiring inventory returned to Genentech. Taking this adjustment into account, U.S. net sales for Tarceva in the second quarter of 2007 were up 7% versus the prior year quarter.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated July 10, 2007
99.2	Form of Notice to Holders of 2.0% Convertible Senior Notes due 2025

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2007	OSI PHARMACEUTICALS, INC.
	By:	/s/ Barbara A. Wood
Barbara A. Wood
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated July 10, 2007
99.2	Form of Notice to Holders of 2.0% Convertible Senior Notes due 2025